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                                                                     EXHIBIT 3.2


                          JUNGLE JIM'S PLAYLANDS, INC.

                             A Delaware Corporation

                                     BYLAWS

                                  * * * * * * *


                                    ARTICLE I

                                     OFFICES
                                     -------

      Section 1.01. Principal Office. The principal office of the corporation shall be in the City of Wilmington, Delaware.

      Section 1.02. Registered Office. The registered office of the corporation shall be in the City of Wilmington, Delaware.

      Section 1.03. Other Offices. The corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

      Section 2.01. Place of Annual Meetings. All annual meetings of the stockholders shall be held in the City of San Antonio, Texas, or any other place either within or without the State of Texas as the Directors may designate. Special meetings of the stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

      Section 2.02. Date of Annual Meeting. Annual meetings of stockholders shall be held each year on the second Tuesday in April of each year, if not a legal holiday and if a legal holiday, then on the next secular day following, at 11:00 A.M., at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of stockholders owning at least one-tenth (1/10th) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting, and such meeting shall be confined to such purposes.
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      Section 2.04. Notice. Notices of meetings shall be in writing and signed by the President or Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors may designate. Such notice shall state the purpose or purposes for which the meeting is called and the place, date and hour which may be within or without the State of Delaware, where it is to be held. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the United States mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of, and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

      Section 2.05. Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 2.06. List of Stockholders. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten
(10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

      Section 2.07. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute

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or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then those stockholders representing a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2.08. Power of Stockholders. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 2.09. Voting of Stock. Except as hereinafter provided, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At all elections of Directors, each holder of shares of stock possessing voting power shall be entitled to vote in person or by proxy for the number of shares of stock held by him, for as many persons as there are Directors to be elected. No cumulative voting for Directors shall be permitted. At all corporate meetings, the manner of voting shall be by ballot, by voice vote, or by a showing of hands, at the discretion of the Chairman of the meeting; provided, however, all elections of Directors shall be by written ballot.

      Section 2.10. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such written instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of three
(3) years from the date of its execution unless the person executing it specifies therein the length of time for which it is to continue in force. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly

                                       3
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executed proxy bearing a later date is filed with the Secretary of the corporation.

      Section 2.11. Action Consent. Any action required or permitted to be taken at a meeting of the stockholders by any statutory provisions or the Certificate of Incorporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares of stock entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner required herein, a consent or consents signed by the holder or holders of shares of stock having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested if delivered to the corporation's registered office. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive officer of the corporation. A telegram, telex, cablegram, or similar transmission by a stockholder, or a photographic, photostatic facsimile, or similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this section. If any action by stockholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the General Corporation Law of the State of Delaware concerning any vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of said statute has been given. Any such written consent, or a signed copy thereof, shall be placed in the minute book of the corporation. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent, shall be given to those stockholders who did not consent in writing to the action.


                                   ARTICLE III

                                    DIRECTORS
                                    ---------

      Section 3.01. Stockholders and Voting Agreement. The corporation and its stockholders are subject to a Stockholders and Voting Agreement dated as of March 14, 1991 (the "Stockholders Agreement"). Notwithstanding the provisions of this Article III

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of the Bylaws, for such period of time that the corporation is a party to, or bound by the conditions of, the Stockholders Agreement, the terms of Article 2 of the Stockholders Agreement shall control in selecting nominees for election to the Board of Directors, voting for directors and related issues addressed in
Article 2 of the Stockholders Agreement. This Article III of the Bylaws shall control to the extent not inconsistent with Article 2 of the Stockholders Agreement.

      Section 3.02. Number and Terms. The Board of Directors shall consist of three (3) or more members, as fixed from time to time by the Board of Directors or by the stockholders. The Directors shall be elected at the annual meeting of the stockholders, and except as provided in Section 3.03 of this Article each Director elected shall hold office until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by a majority of the remaining directors though less than a quorum, or by election at an annual meeting or at a special meeting of stockholders called for that purpose. Directors need not be stockholders or residents of the State of Delaware. Any Director shall be subject to removal with or without cause at any time by the stockholders.

      Section 3.03. Vacancies. Vacancies may be filled by a majority of the remaining Directors though less than a quorum or by election at an annual or optional meeting of stockholders called for that purpose. When one or more Directors shall give notice of his or their resignation to the Board of Directors, effective at a future date, the Board of Directors shall have the power to fill the vacancy or vacancies to take effect when such resignation or resignations shall become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director or Directors. If the remaining Directors have not filled such vacancy, it may be filled by the stockholders.

      Section 3.04. Authority of Directors. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      Section 3.05. Directors' Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                       MEETINGS OF THE BOARD OF DIRECTORS
                       ----------------------------------

      Section 3.06. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held at the place of and immediately following the annual meeting of Stockholders, unless otherwise fixed by the vote of the stockholders at the annual

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meeting, and no notice of such meeting shall be necessary to the newly elected
Directors in order legally to constitute the meeting; provided, however, that a quorum shall be present. In the event such meeting is not held at the time and place above provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

      Section 3.07. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

      Section 3.08. Special Meetings. Special meetings of the Board of Directors may be called by the President, and shall be called by the President or Secretary on the written request of two (2) Directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director at least three (3) days prior to the date of the meeting.

      Section 3.09. Quorum. At all meetings of the Board of Directors, a majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      Section 3.10. Unanimous Consent. Whenever the vote of the Directors at a meeting thereof or at the meeting of any committee is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of the Directors may be dispensed with, if all the members of the Board of Directors, the executive committee, or any other committee, as the case may be, who have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken. Such consent shall have the same force and effect as a unanimous vote at a regularly called meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

      Section 3.11. Telephone Meetings. Subject to the provisions required or permitted by statute or by these Bylaws for notice, the Directors or the members of any committee, may participate in and hold a meeting by means of conference telephone or similar

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communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a Director participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. A written record of any such meeting shall thereafter be prepared and placed in the minute book of the corporation.

                                  COMMITTEES
                                  ----------

      Section 3.12. Creation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee and one or more other committees, each to consist of one (1) or more Directors of the corporation. The Board of Directors may also designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member at any meeting of the committee.

      Section 3.13. Authority. Any committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of the full Board of Directors is required by statute or by the Certificate of Incorporation.

      Section 3.14. Minutes. Any committee shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of any committee shall be placed in the minute book of the corporation.

      Section 3.15. Removal of Members. Any member of a committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board of Directors, whenever, in its judgment, the best interests of the corporation will be served thereby.

                           COMPENSATION OF DIRECTORS
                           -------------------------

      Section 3.16. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee may be allowed like compensation for attending committee meetings.

                              ADVISORY DIRECTORS
                              ------------------

      Section 3.17. By resolution of the Board of Directors, the corporation may designate any number of advisory directors.

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Advisory directors shall serve in that capacity for a term as determined by the
Board of Directors. Although the presence of advisory directors at meetings of the Board of Directors shall not be counted towards a quorum and advisory directors shall not be entitled to vote on any action or resolution brought before the Board of Directors, in all other respects advisory directors shall be entitled to prior notice of meetings of the Board of Directors, to attend meetings of the Board of Directors, to receive and review documents and materials, and to participate at meetings of the Board of Directors as if actually members of the Board of Directors. Advisory directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors; however, advisory directors that are paid employees or consultants of the corporation or any of its subsidiaries are not entitled to additional compensation for serving as advisory directors.


                                  ARTICLE IV

                                   NOTICES
                                   -------

      Section 4.01. Delivery. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail unless otherwise provided in the Certificate of Incorporation or in the Stockholders Agreement. Notice to Directors may also be given by telegram and shall be deemed to be given at the time when the same shall be delivered to the telegraph office for transmission.

      Section 4.02. Waiver. Whenever any notice is required to be given to a stockholder or Director under the provisions of the statutes, the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to give such notice, whether before or after the time stated therein, shall be deemed equivalent thereto to the giving of such notice. Attendance of a Director at a Directors' meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.


                                  ARTICLE V

                                   OFFICERS
                                   --------

      Section 5.01. Selection of Officers. The officers of the corporation shall be chosen by the Board of Directors. Such officers may include a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer. Any person may hold two

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(2) or more offices. No officer or agent need be a stockholder, a Director, or a resident of the State of Delaware.

      Section 5.02. Necessary Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders, may choose a Chairman from among the Directors and shall choose a President and a Secretary neither of whom need be a member of the Board of Directors.

      Section 5.03. Additional Officers. The Board of Directors may appoint Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 5.04. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Direc- tors.

      Section 5.05. Term of Office. The officers of the corporation shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

      Section 5.06. Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

                           THE CHAIRMAN OF THE BOARD
                           -------------------------

      Section 5.07. The Chairman of the Board shall preside at meetings of the Board of Directors and of the stockholders unless he shall be absent and he shall have power to call special meetings of the stockholders and the Directors for any purpose or purposes. He is authorized to make and sign contracts and agreements in the name and on behalf of the corporation. The Chairman of the Board shall be primarily responsible for implementing the broad policies implemented by the stockholders and the Board of Directors.

                                 THE PRESIDENT
                                 -------------

      Section 5.08. The President shall be the chief executive officer of the corporation. He may preside at meetings of the Board of Directors and of the stockholders unless he shall be

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absent, and he shall have power to call special meetings of the stockholders and the Directors for any purpose or purposes, appoint and discharge, subject to the approval or review by the Board of Directors, employees and agents of the corporation and fix their compensation, and shall make and sign contracts and agreements in the name of and on behalf of the corporation. The President shall put into operation such business policies of the corporation as shall be decided upon by the Board of Directors. In carrying out the business policies of the Board of Directors, the President shall have the general management and control of the business and affairs of the corporation and shall be the managing executive officer of the corporation, and the President, in carrying out such business policies, is given the necessary authority to discharge such responsibility. The President shall see that the books, reports, statements and certificates required by the statutes under which the corporation is organized or any other laws applicable thereto, are properly kept, made and filed according to law. The President shall, in general, have supervisory power over the other officers, the committees and the business activities of the corporation, subject to the approval or review of the Board of Directors; and he shall generally do and perform all acts incident to the office of President or which are authorized or required by law.

                              THE VICE PRESIDENT
                              ------------------

      Section 5.09. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the power of the President. They shall also generally assist the President and exercise such other powers and perform such other duties as are delegated to them by the President and as the Board of Directors shall prescribe.

                                 THE SECRETARY
                                 -------------

      Section 5.10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, and the Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and the Secretary shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the corporation, if any, and, when authorized by the Board of Directors, affix the same to any instrument requiring it; when the seal is so affixed, it shall be attested by the signature of the Secretary or by the signature of an assistant secretary.

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      Section 5.11. Assistant Secretaries. The Assistant Secretaries, in the
order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

                                 THE TREASURER
                                 -------------

      Section 5.12. Custody of Funds. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and, in addition, the Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      Section 5.13. Disbursal. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and the Treasurer shall render to the President and the Board of Directors, at the regular meeting of the Board, or when the Board of Directors so requires, an account of all transactions of the Treasurer and of the financial condition of the corporation.

      Section 5.14. Surety Bond. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the corporation, in case of the death, resignation, retirement or removal from office of the Treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer and belonging to the corporation.

      Section 5.15. Additional Duties. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.


                                   ARTICLE VI

                 OFFICERS' AND DIRECTORS' SERVICES, CONFLICTING
                          INTERESTS AND INDEMNIFICATION
                          -----------------------------

      Section 6.01. Services. No Director and, unless otherwise determined by the Board of Directors, no officer of the corporation, shall be required to devote his time or any particular portion of his time or render services or any particular services exclusively to the corporation. Subject to each and every

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Director's and officer's duty of loyalty and fiduciary duties to the
Corporation, each and every Director and, unless otherwise determined by the Board of Directors, each and every officer of the corporation shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of the corporation, without breach of duty to the corporation or to its stockholders and without accountability or liability to the corporation or to its stockholders in any event or under any circumstances or conditions.

      Subject to each and every Director's and officer's duty of loyalty and fiduciary duties to the Corporation, each and every Director and, unless otherwise determined by the Board of Directors, each and every officer of the corporation shall, respectively, be entirely free to act for, serve and represent any other corporation or corporations, entity or entities, and any person or persons, in any capacity or capacities, and be or become a Director or officer, or both, of any other corporation or corporations, entity or entities, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes, enterprises and activities, or any of them, of the corporation, without breach of duty to the corporation or to its stockholders and without accountability or liability of any character or description to the corporation or to its stockholders in any event or under any circumstances or conditions.

      Section 6.02. Directors' and Officers' Interests in Contracts. No contract or other transaction between the corporation and one or more of its Directors or officers, or between the corporation and any firm or partnership of which one or more of its Directors or officers are members or employees or in which they are otherwise interested, or between the corporation and any other corporation or association or other entity in which one or more of the Directors or officers of the corporation are stockholders, members, Directors, officers or employees or in which they are otherwise interested, shall be void or voidable by reason of or as a result of such connection with or holding an office or offices as a Director or officer of the corporation or such interest in or in connection with such other firm, partnership, corporation, association or other entity, notwithstanding the presence of such Director or Directors, officer or officers, at the meeting of the Board of Directors of the corporation which acts upon or in reference to any such contract or other transaction, and notwithstanding his or their participation in such action, if (a) the material facts of such relationship or interest shall be disclosed or known to the Board of Directors and the Board of Directors in good faith shall authorize, approve or ratify such contract or other transaction by a vote of a majority of the disinterested Directors present, even though the disinterested Directors be less than a quorum; or (b) the material facts of such relationship or interest shall be disclosed or known to the stockholders and the stockholders in good faith, either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or other transaction; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or its stockholders; nor shall any Director or officer be responsible to, or liable to account to the corporation for any profits realized by or from or through any such contract or other transaction of the corporation so authorized, ratified or approved, by reason of such interest or his being or having been a Director or officer, or both, of the corporation. Nothing herein contained shall create responsibility or liability in or in connection with any such event or events or prevent the authorization, ratification or approval of such contracts or other transactions in any other manner permitted by law or by statute. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

      Section 6.03. Non-Liability of Directors and Officers in Certain Cases. No Director or officer or member of any committee shall be liable for his acts as such if he is excused from liability under any present or future provision or provisions of the General Corporation Laws of Delaware; and, in addition, to the fullest extent now or hereafter permitted by the General Corporation Laws of Delaware, each officer or Director or member of any committee shall, in the discharge of any duty imposed or power conferred upon him by the corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the corporation, the books of account or reports made to the corporation by any of its officials or by an independent certified public accountant or by any appraiser selected with reasonable care by the Board of Directors or by such committee, or in reliance upon other records of the corporation.

      Section 6.04. Indemnification of Directors and Officers. The corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of the State of Delaware or any other applicable laws as may from time to time be in effect, indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietary, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corPoration's obligations under this Section include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of an officer or director for indemnification. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the person of his good faith belief that he has met the standard of conduct necessary for indemnification under the General Corporation Laws of Delaware, and (ii) an undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The corporation's obligation to indemnify and to prepay expenses under this Section 6.04 shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Bylaws or the Articles or Certificate of Incorporation of the corporation, no action taken by the corporation, either by amendment of the Bylaws or the Certificate of Incorporation of the corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 6.04 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this Section 6.04 shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

      Section 6.05. Insurance. The Board of Directors shall have, in its discretion, the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Laws of Delaware, the Certificate of Incorporation or these Bylaws.

                                 ARTICLE VII

                            CERTIFICATES OF STOCK
                            ---------------------

      Section 7.01. Requirements. Every stockholder shall be entitled to have a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, option or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock, and, if the corporation shall be authorized to issue only shares of special stock, such certificate shall set forth in full or summarize the rights of the holders of such shares of stock.

      Section 7.02. Facsimiles. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, or registered by a registrar, then a facsimile of the signatures of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons whose signature appears on such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the corporation.

                              LOST CERTIFICATE(S)
                              -------------------

      Section 7.03. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issue of a new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate(s) alleged to have been lost or destroyed.

                               TRANSFER OF STOCK
                               -----------------

      Section 7.04. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancelling the old certificate and recording the transaction upon its books. A record shall be made of each transfer.

                           CLOSING OF TRANSFER BOOKS
                           -------------------------

      Section 7.05. Except as otherwise provided in the Certificate of Incorporation or in the Stockholders Agreement, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books be closed for a period not to exceed sixty (60) nor be less than ten (10) days. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS
                            -----------------------

      Section 7.06. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws.


                                 ARTICLE VIII

                              GENERAL PROVISIONS
                              ------------------

                                  DIVIDENDS
                                  ---------

      Section 8.01. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      Section 8.02. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available therefor, such sum or sums as the Board of Directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserves in the manner in which it was created.

                                    CHECKS
                                    ------

      Section 8.03. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR
                                  -----------

      Section 8.04. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


                                  ARTICLE IX

               RESTRICTIONS ON TRANSFER OF CORPORATE SECURITIES
               ------------------------------------------------

      Section 9.01. Any security of the corporation which is issued to any person without registration under the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state, shall not be transferable or the subject of a sale or pledge until the corporation shall have been furnished with an opinion of counsel for such stockholder satisfactory to counsel for the corporation that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

      "The shares evidenced and represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state. Transfer or sale of the shares evidenced and represented by this certificate shall not be made without the prior written approval of the Company and its counsel."

      Section 9.02. A security of the corporation that is issued to any person pursuant to an agreement, which in any way restricts the transfer of such security, including but not limited to the Stockholders Agreement, shall be restricted as to such transfer by noting conspicuously on the certificate representing the security, a legend which shall indicate such restriction against transferability and the appropriate officers of the corporation shall cause to be placed on such security a stop-transfer order subject to the terms and conditions of such agreement.


                                  ARTICLE X

                                  AMENDMENTS
                                  ----------

      Section 10.01. Except as otherwise prohibited by the terms of the Stockholders Agreement, these Bylaws may be altered, amended or repealed at any regular or special meeting of the Board of Directors.